FEDERAL AGRICULTURAL MORTGAGE CORPORATION
2008 OMNIBUS INCENTIVE PLAN
FORM OF RESTRICTED STOCK AGREEMENT (DIRECTORS)

THIS AGREEMENT (the “Agreement”), effective as of [DATE] (the “Grant Date”), between Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States and an institution of the Farm Credit System (the “Company”), and [DIRECTOR NAME] (the “Participant”).
WHEREAS, the Participant is a Director of the Company and its Subsidiaries and pursuant to the terms of the Company’s 2008 Omnibus Incentive Plan (the “Plan”), the Company desires to provide the Participant with an incentive to remain a Director of the Company and to align the Participant’s interests with the interests of the Company’s stockholders.
NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
2.    Grant of Restricted Stock. Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants to the Participant [ # ] shares of Restricted Stock.
3.    Vesting and Settlement of the Restricted Stock. The Restricted Stock shall vest if the Participant remains a Director of the Company on [DATE] (the “Vesting Date”). Issuance of Shares in respect of the shares of Restricted Stock that have vested shall be made to the Participant as soon as administratively practicable following the Vesting Date. A certificate evidencing the appropriate number of Shares shall be issued in the name of the Participant as soon as practicable following the Vesting Date. A certificate may also be issued through the Deposit\Withdrawal at Custodian (DWAC), the automated system for deposits and withdrawals of securities from the Depository Trust Company (DTC).
4.    Termination of Service.
a.    Death; Disability. If, after the Grant Date and prior to the Vesting Date (the “Restricted Period”), the Participant ceases to be a Director of the Company due to the Participant’s death or Disability, the Restricted Stock shall immediately vest proportionately to the date of death or Disability and be settled in Shares.
b.    Other Terminations of Service. If the Participant ceases to be a Director of the Company without cause during the Restricted Period, including due to his or her removal or replacement as a Director by the President of the United States, the Restricted Stock shall immediately vest proportionately to the date Director ceases to be a director and be settled in Shares.

c.    For Cause Terminations of Service. If the Participant ceases to be a Director of the Company during the Restricted Period for cause, all unvested Restricted Stock shall be cancelled immediately and the Participant will have no rights with respect to the cancelled Restricted Stock.
5.    Incorporation of Plan Terms. This Agreement sets forth the general terms and conditions of the Restricted Stock granted on the Grant Date. This Agreement and the Restricted Stock shall be subject to the Plan, the terms of which are hereby incorporated herein by reference. A copy of the Plan is available on the Company’s intranet or may be obtained by contacting the General Counsel at Federal Agricultural Mortgage Corporation, 1999 K Street, N.W., 4th Floor, Washington, D.C., 20006. In the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern unless the Plan specifically contemplates different terms being provided for in the Agreement. By accepting the Restricted Stock the Participant acknowledges receipt of the Plan (in written or electronic form) and represents that he or she is familiar with its terms and provisions and hereby accepts the Restricted Stock subject to all of the terms and provisions of the Plan and all interpretations, amendments, rules and regulations which may, from time to time, be promulgated and adopted pursuant to the Plan. If the Participant receives or has received any other award under the Plan or any other equity compensation plan for any year, it shall be governed by the terms of the applicable award agreement, which may be different from those set forth herein.
6.    Restrictions on Transfer of Restricted Stock. The Restricted Stock may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of to any third party without prior written consent of the Company except by will or the laws of descent and distribution or pursuant to a domestic relations order and during the Participant’s lifetime, the Shares with respect to the Restricted Stock shall be issued only to the Participant or his or her legal guardian or representative. Notwithstanding the foregoing, the Committee may, in its sole discretion and subject to the terms and conditions it establishes from time to time, authorize the Participant to transfer the Restricted Stock to the Participant’s employer as provided in Section 7 hereof or to one or more Immediate Family Members (or to trusts, partnerships, or limited liability companies established exclusively for Immediate Family Members) provided that there is no consideration for such transfer. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of the Restricted Stock contrary to the provisions of the Plan or this Agreement shall be null and void and without effect. Immediate Family Member” shall mean the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half‑brother and sisters), in-laws and persons related by reason of legal adoption. The Committee may cause a legend or legends to be put on certificates representing the Shares to make appropriate reference to the transfer restrictions under this Section 6.
7.    Rights as a Stockholder. During the Restricted Period, the Participant shall have all of the rights and privileges of a stockholder as to his or her Restricted Stock, other than the ability to transfer it (except for transfers to the Participant’s employer that are required by the terms of his or her employment), including the right to receive any cash or stock dividends declared with respect to the stock, except that, in the event of any cash or stock dividend, such dividend payment shall be deferred and shall be subject to the same vesting and other provisions as the originally awarded Restricted Stock with no dividend payments made on any shares of Restricted Stock that do not vest.
8.    Entire Agreement. This Agreement and the Plan constitute the entire agreement and understanding between the parties with regard to the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the Restricted Stock granted pursuant to this Agreement. By accepting the Restricted Stock, the Participant shall be deemed to accept all of the terms and conditions of the Plan and this Agreement.
9.    Amendments. The Committee shall have the power to alter, amend, modify or terminate the Plan or this Agreement at any time; provided, however, that no such termination, amendment or modification may adversely affect, in any material respect, the Participant’s rights under this Agreement without the Participant’s consent. Notwithstanding the foregoing, the Company shall have broad authority to amend this Agreement without the consent of the Participant to the extent it deems necessary or desirable (i) to comply with or take into account changes in or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (ii) to take into account unusual or nonrecurring events or market conditions, or (iii) to take into account significant acquisitions or dispositions of assets or other property by the Company. Any amendment, modification or termination shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give written notice to the Participant in accordance with Section 12(h) of any such amendment, modification or termination as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the Restricted Stock in any manner that is consistent with the Plan and approved by the Committee.
10.    Adjustments. Notwithstanding anything to the contrary contained herein, the Committee will make or provide for such adjustments to the Restricted Stock as are equitably required to prevent dilution or enlargement of the rights of the Participant that would otherwise result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any change of control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Award such alternative consideration (including, without limitation, cash or other equity awards), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Restricted Stock.
11.    Listing. Notwithstanding anything to the contrary contained herein, the Restricted Stock may not vest, and the Shares issued with respect to the Restricted Stock may not be purchased, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with (a) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the Shares are then traded or quoted, (b) any restrictions on transfer imposed by the Company’s charter legislation or bylaws, and (c) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.
12.    Miscellaneous.
a.No Right to Future Grants. The Restricted Stock are discretionary awards. Neither the Plan nor the grant of the Restricted Stock or any other awards confers on the Participant any right or entitlement to receive another award under the Plan or any other plan at any time in the future or with respect to any future period.
b.No Right of Continued Service. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s service on the Board at any time or for any reason not prohibited by law, nor confer upon the Participant any right to continue his service as a Director for any specified period of time.
c.Assignment. The Participant may not assign any of his or her rights hereunder except as permitted by the Plan, as provided in Section 7 hereof or by will or the laws of descent and distribution. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party. All agreements herein by or on behalf of Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto. Company shall have the right to assign any of its rights and to delegate any of its duties under this Agreement to any of its Subsidiaries or affiliates.
d.Tax Withholding. The vesting of the Restricted Stock will require the Participant to satisfy all applicable federal, state, local and foreign taxes.
e.Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
f.Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
g.Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.

h.Notices. Any notice required by the terms of the Plan or this Agreement shall be given in writing and shall be deemed effective upon personal delivery, sending or posting of electronic communications or upon deposit in the mail, by registered or certified mail. Notice to the Company shall be delivered to:
General Counsel
Federal Agricultural Mortgage Corporation
1999 K Street, N.W., 4th Floor
Washington, DC 20006
Notice to the Participant shall be delivered at either (i) the address that most recently provided to the Company or (ii) by Company email, Company intranet postings or other electronic means that are generally used for Company employee communications.
i.No Advice. Nothing in the Plan or this Agreement should be construed as providing the Participant with financial, tax, legal or other advice with respect to the Restricted Stock. The Company recommends that the Participant consult with his or her financial, tax, legal and other advisors to provide advice in connection with the Restricted Stock.
j.Governing Law. This Agreement shall be governed by and construed in accordance with federal law. To the extent federal law incorporates state law, that state law shall be the laws of the District of Columbia excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or this Agreement to the substantive law of another jurisdiction. By accepting the Restricted Stock the Participant hereby submits to the exclusive jurisdiction and venue of the federal courts in the District of Columbia, to resolve any and all issues that may arise out of or relate to the Plan or this Agreement.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the Date of Award.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	______________________ Name: Title: Participant’s Name